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                                                                    Exhibit 10.9

                              WATTAGE MONITOR INC.

                                LOCK-UP AGREEMENT

                                                               February 26, 1999

Wattage Monitor Inc.
5-3460 Agar Drive
Richmond, British Columbia
CANADA V7B 1A3

Ladies and Gentlemen:

                  Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), between WattMonitor LLC, a Delaware limited liability company ("WMLLC"), and Wattage Monitor Inc., a Nevada corporation (the "Company"), dated as of February 26th, 1999, the undersigned has acquired certain shares of Common Stock of the Company (the "Common Stock").

                  In consideration of the Company's obligations under the Merger Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not, for the period commencing February 26, 1999 and ending August 26, 1999, directly or indirectly, sell, offer to sell, contract to sell, make short sales of, loan, grant any option for the sale of, transfer, or otherwise dispose of any shares of Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock now owned or hereafter acquired by the undersigned (collectively, the "Securities"), other than (i) as a gift or gifts, or to trusts for the benefit of family members of the undersigned, provided the transferee thereof agrees in writing to be bound by this agreement, or by will or the laws of descent and distribution, provided that prior to such transfer of the Securities the transferee agrees in writing to be bound by this agreement, or (ii) with the prior written consent of the Company (collectively, the "Permitted Exceptions"). (Any transaction covered by the foregoing restriction is referred to as a "Transfer.") The undersigned further agrees that other than with respect to (i) twenty percent (20%) of the Securities owned by the undersigned, and (ii) the Permitted Exceptions, that the undersigned will not for the period commencing August 27, 1999 and ending February 26, 2000 Transfer any Securities. This agreement shall not apply to or restrict a Transfer of any of the Securities from the undersigned to a third party in a non-public transaction, provided that the Transfer otherwise complies with applicable securities laws, that such third party agrees in writing to be bound by all of

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the provisions of this agreement, and that such third party receives the approval of the Company's Board of Directors for such Transfer.

                  The undersigned hereby acknowledges that this agreement is valid and binding, notwithstanding any prior agreements relating to this matter, and further agrees and consents to the entry of the stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with this agreement.

                  The undersigned agrees to execute such agreements as the Company requests relating to the subject matter of this agreement that is consistent in all material respects with the terms of this agreement.

                                              Very truly yours,


                                              ---------------------------------
                                              Name:
                                              Title:


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